                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant /X/
Filed by a Party other than the Registrant
/ / Check the appropriate box:
/X/ Preliminary Proxy Statement     / / Confidential, for Use of the commission
                                        Only
                                        (as permitted by Rule 14a-6(e)(2))
/  / Definitive Proxy Statement
/  / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Code-Alarm, Inc.
                (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
/X/  No Fee required.
/ /  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) total fee paid:
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No. 14A:
     (3) Filing Party:
     (4) Date Filed:

                                CODE-ALARM, INC.
                                950 EAST WHITCOMB
                         MADISON HEIGHTS, MICHIGAN 48071

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the Annual Meeting of Shareholders of Code-Alarm, Inc. will be held at the Northfield Hilton, Troy, Michigan, on Tuesday, May 19, 1998, at 10:00 a.m. for the following purposes:

         (1) To elect two directors;

         (2) To approve and adopt an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock to 20 million;

         (3) To approve and adopt the Company's 1998 Incentive and Non-Qualified Stock Option Plan;

         (4) To approve the appointment of Deloitte & Touche LLP as Independent Certified Public Accountants to audit the books and records of the Company for the year ending December 31, 1998; and

         (5) To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on April 10, 1998, will be entitled to vote at the meeting and at any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Craig S. Camalo
                                            Secretary

April 27, 1998
Madison Heights, Michigan


                 EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN
                           THE ENCLOSED PROXY PROMPTLY

                                CODE-ALARM, INC.
                                950 EAST WHITCOMB
                         MADISON HEIGHTS, MICHIGAN 48071

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 19, 1998
                                 PROXY STATEMENT

         This Proxy Statement is furnished to the shareholders of Code-Alarm, Inc. (the "Company") in connection with the solicitation of proxies by or on behalf of the Board of Directors to be voted at the 1998 Annual Meeting of Shareholders of the Company to be held at the Northfield Hilton, Troy, Michigan, on Tuesday, May 19, 1998, at 10:00 a.m. and at any adjournment thereof. This Proxy Statement and form of proxy were first sent or given to shareholders on or about April 27, 1998.

         Shares represented by all properly executed proxies delivered pursuant to this solicitation will be voted in accordance with the directions given, unless previously revoked, if delivered in time to be voted at the Annual Meeting. Shareholders who execute a proxy in the accompanying form may revoke the proxy at any time before it is exercised by giving written notice to the Secretary bearing a later date than the proxy, by submitting a later-dated proxy, or by voting the shares represented by such proxy in person at the Annual Meeting.

         The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers, directors and regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's voting securities.

         Shareholders of record at the close of business on April 10, 1998, will be entitled to vote at the Annual Meeting. On that date, 2,320,861 shares of Common Stock and 55,000 shares of Series A-1 Preferred Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote and on the proposals on which the Series A-1 Preferred Stock is entitled to vote, each share of Series A-1 Preferred Stock entitles the holder to one vote. Shares may not be voted cumulatively for the election of directors. For purposes of determining the number of votes cast with respect to a particular matter, only those votes cast "for" or "against" are included. Abstentions are counted only for purposes of determining whether a quorum is present at the meeting, while broker non-votes are not counted for any purposes. Presence in person or by proxy of holders of a majority of the shares of Common Stock, and for Proposal II (increase of Company's authorized shares of Common Stock to 20 milion) and Proposal III (approval and adoption of the Company's 1998
Incentive and Non-Qualified Stock Option Plan), on which the holders of Series A-1 Stock are entitled to vote as a class, a majority of the shares of Series A-1 Stock, will constitute a quorum at the Annual Meeting. Assuming a quorum is present, directors are elected by a plurality of all votes cast.

         The Company's Annual Report to Shareholders for the year ended December 31, 1997, is enclosed herewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 5, 1998, certain information regarding the beneficial ownership of the Company's voting securities by each director, executive officer, nominee for director, each person known by the Company to own beneficially more than five percent of such outstanding voting securities and all directors and officers as a group:

                                                                                         SHARES BENEFICIALLY
                                                                                                OWNED
                                                                                         ---------------------
            BENEFICIAL OWNER                     CLASS OF STOCK                          NUMBER        PERCENT
--------------------------------------------------------------------------------------------------------------
Rand W. Mueller  (1)                                 Common                              552,060(2)       3.7%
Kenneth M. Mueller (1)                               Common                              120,793(4)        (3)
William S. Pickett                                   Common                                  850(4)        (3)
Alan H. Foster                                       Common                                  850(4)        (3)
Marshall J. Mueller (1)                              Common                                6,750(4)        (3)
Jack D. Rutherford                                   Common                               12,200(4)        (3)
Peter J. Stouffer                                    Common                                7,019(5)        (3)
Craig S. Camalo                                      Common                                5,210(7)        (3)
                                                     Series B Preferred                        1(8)       100%
Michael P. Schroeder                                 Common                                7,746(6)        (3)

Pegasus Partners, L.P. (9)                           Common                       3,044,348(10)(11)      20.5%
99 River Road                                        Series A-1 Preferred                   15,275       27.8%
Cos Cob, CT  06807

Pegasus Related Partners, L.P. (9)                   Common                       7,917,299(11)(12)      53.3%
99 River Road                                        Series A-1 Preferred                   39,725       72.2%
Cos Cob, CT  06807

All directors and officers as a group                Common                             710,478(13)       4.8%
                                                     Series B Preferred                        1(8)       100%

 (1) Rand W. Mueller and Marshall J. Mueller are brothers, and Kenneth M. Mueller is their father. Each of them disclaims beneficial ownership of each other's shares of Common Stock as a result of this family relationship.

 (2) Includes 11,250 shares of Common Stock as to which Rand W. Mueller has the right to acquire beneficial ownership, by the exercise of options granted under the Company's 1987 Stock

         Option Plan. Mr. Mueller holds voting rights with respect to of 538,810 shares of Common Stock held in his wife's trust and 1,000 shares of Common Stock held in trust for each of his two minor children, but has no economic interest in these shares.

 (3)     Less than one percent.

 (4) Includes 750 shares of Common Stock as to which the director has the right to acquire beneficial ownership, by the exercise of options granted under the Company's 1987 Stock Option Plan.

 (5) Represents 7,019 shares of Common Stock as to which Peter J. Stouffer has the right to acquire beneficial ownership, by the exercise of options granted under the Company's 1987 Stock Option Plan.

 (6) Includes 3,175 shares of Common Stock to which Michael P. Schroeder has the right to acquire beneficial ownership, by the exercise of options granted under the Company's 1987 Stock Option Plan.

 (7) Includes 1,750 shares of Common Stock to which Craig S. Camalo has the right to acquire beneficial ownership by the exercise of options granted under the Company's 1987 Stock Option Plan.

 (8) Pledged to General Electric Capital Corporation ("GECC") pursuant to a Credit Agreement dated as of October 24, 1997 among the Company as Borrower, certain of the Company's subsidiaries as other "Credit Parties", GECC as Lender and Agent and other Lenders who may become parties thereto.

 (9) Pegasus Investors, L.P. ("PILP"), in its capacity as the managing general partner of each of Pegasus Partners, L.P. ("PP") and Pegasus Related Partners, L.P. ("PRP"), is an indirect beneficial owner of 55,000 shares of the Company's Series A-1 Preferred Stock and warrants to purchase 10,961,647 shares of the Company's Common Stock which are held directly by either PP or PRP. Richard Cion and Rodney S. Cohen are directors of the Company and limited partners of PILP. Each of Messrs. Cion and Cohen disclaim beneficial ownership of the securities owned by PP and PRP.

(10) Represents 3,044,348 shares of Common Stock to which Pegasus Partners, L.P. has the right to acquire beneficial ownership upon exercise of warrants. At this time only 2,267,421 shares of Common Stock have been authorized and reserved for issuance upon exercise of the warrants held by Pegasus Partners, L.P. and Pegasus Related Partners, L.P. Full exercise of the warrants is subject to the approval of Proposal II herein.

(11)     Assumes all Series A-1 Preferred Stock dividends are paid in cash.

(12) Represents 7,917,299 shares of Common Stock to which Pegasus Related Partners, L.P. has the right to acquire beneficial ownership upon exercise of warrants. At this time only 2,267,421 shares of Common Stock have been authorized and reserved for issuance upon exercise of the warrants held by Pegasus Partners, L.P. and Pegasus Related Partners, L.P. Full exercise of the warrants is subject to the approval of Proposal II herein.

 (13) Includes 26,944 shares of Common Stock which the directors and officers have the right to acquire beneficial ownership, by the exercise of options granted under the Company's 1987 Stock Option Plan.

SHAREHOLDER AGREEMENT

               On October 27, 1997, in connection with the sale to Pegasus Partners, L.P. and Pegasus Related Partners, L.P. of shares of Series A Preferred Stock and warrants, the Robyn L. Mueller Trust, the Kenneth M. Mueller Charitable Remainder Unitrust, and Rand W. Mueller entered into an agreement pursuant to which the Robyn L. Mueller Trust and Rand W. Mueller agreed that he or it would not sell or otherwise dispose of a number of shares of Common Stock in excess of 20% of the shares of Common Stock beneficially owned by him or it; provided, that during any twelve month period, the Robyn L. Mueller Trust would be entitled to sell up to 20% of the shares of Common Stock beneficially owned by it at the beginning of such 12 month period. In addition, all of the parties agreed to vote in favor of increasing the Company's shares of authorized Common Stock (see Proposal II below).


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               In determining the compensation to be paid to the Company's executive officers, the Compensation Committee follows compensation policies designed to align executive compensation with the Company's overall business strategy, values and stockholder interests. Accordingly, these policies are intended to (i) reward executives for the long-term enhancement of shareholder value, (ii) motivate senior executives to achieve strategic business initiatives, (iii) foster a performance- oriented environment that rewards individual achievement in addition to company success, (iv) recognize company performance compared to performance levels of comparable companies in the industry, and (v) attract and retain executives whose abilities are critical to the competitiveness of the Company.

               The key components of executive compensation and the Company's present policies with respect to each are as follows:

- BASE SALARIES are reviewed at least annually based on factors such as the individual executive's level of responsibility and position in the Company as well as informal comparisons with executives in similar positions with comparable companies in the industry;

- CASH BONUSES are based on the performance of both the individual, as evaluated by the Board of Directors, and the Company, measured primarily in terms of improvement in the Company's operating profitability; and

- STOCK OPTIONS are granted at the discretion of the Board of Directors and are intended to increase motivation toward enhancement of the Company's long-term success.

               It has been the Company's policy to establish base salary levels for executives that are modest by industry standards while providing the potential for significant bonuses and stock option awards if the Company's performance so warrants.

               The Compensation Committee based the 1997 compensation of the Company's executives officers on the policies described above. In particular, the salary of the Company's Chief Executive Officer, Mr. Rand W. Mueller, in 1997 was based on a variety of factors including an informal comparison with salaries of chief executive officers of comparable companies in the industry, Mr. Mueller's base salary levels in prior years, as well as the terms of the Company's employment agreement with Mr. Mueller. As a result, Mr. Mueller's compensation package was revised as of October 1, 1997, through an amendment to his employment agreement. Mr. Mueller's base salary was increased to $500,000 per year, and Mr. Mueller's bonus formula was decreased. Prior to October 1, 1997, Mr. Mueller was entitled to a bonus in the amount of 6% of the first $1,000,000 of operating income, and 5% on each dollar of operating income beyond $1,000,000. The amendment provides for a bonus in the amount of 5% of operating income beyond $5,000,000.


                                                 Jack D. Rutherford, Chairman
                                                 Kenneth M. Mueller
                                                 Marshall J. Mueller
                                                 Peter J. Stouffer

EXECUTIVE COMPENSATION

               The following tables set forth certain information concerning compensation paid to Rand W. Mueller, the Company's President and Chief Executive Officer, Peter J. Stouffer, the Company's Vice President of Manufacturing and Engineering, Craig S. Camalo, the Company's Vice President of Finance and Chief Financial Officer, and Michael P. Schroeder, the Company's Vice President of Sales. Mr. Mueller and Mr. Stouffer are also Directors of the Company. No other executive officer of the Company was paid in excess of $100,000 for services rendered to the Company during the fiscal year ended December 31, 1997.

               The Company did not make any payments to Mr. Mueller or any other executive officer under long-term compensation plans during the years presented.

                           SUMMARY COMPENSATION TABLE


                                         ANNUAL COMPENSATION                        LONG TERM COMPENSATION AWARDS
                             ----------------------------------------        -------------------------------------------

    NAME AND PRINCIPAL                                      OTHER ANNUAL     STOCK     OPTIONS/        LTIP         ALL OTHER
         POSITION            YEAR     SALARY      BONUS     COMPENSATION     AWARD      SAR (#)       PAYOUTS      COMPENSATION
         --------            ----     ------      -----     ------------     -----     -------        -------      ------------

Rand W. Mueller (2)          1997    $266,925    $78,282       (1)            ----      790,306         ----           ----
President and CEO

                             1996    $200,000    $62,184       (1)            ----       ----           ----           ----

                             1995    $170,833    $88,015       (1)            ----       25,000         ----           ----

Peter J. Stouffer (2)        1997    $105,000    $18,656       (1)            ----      200,624         ----           ----
Vice President of
Manufacturing and
Engineering

                             1996    $105,000      ----        (1)            ----       ----           ----           ----

                             1995    $105,000    $12,584       (1)            ----        3,000         ----           ----

Craig S. Camalo (2)          1997    $91,923     $13,982       (1)            ----      145,624         ----           ----
Vice President of Finance
and CFO

Michael P. Schroeder (2)     1997    $86,769     $14,334       (1)            ----      210,624         ----           ----
Vice President of Sales


(1) Includes fringe benefits which did not exceed the lesser of $50,000 or ten percent of total salary and bonus.

(2) The Company has an employment agreement with Rand W. Mueller that provides for a minimum salary of $500,000 per year effective October 1, 1997. The agreement, as amended, expires May 31, 2001. Mr. Mueller's employment can be terminated only for cause. The Company has employment agreements with Peter J. Stouffer, Craig S. Camalo and Michael P. Schroeder that provide for a minimum salary of $105,000, $100,000, and $90,000 per year respectively, effective May 20, 1997. Each of the agreements expires May 31, 2001, and each can be terminated only for cause.

            AGGREGATED OPTIONS/SARS EXERCISED DURING LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                                             VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                                 OPTIONS/SARS                    OPTIONS/SARS
                         SHARES                              AT FISCAL YEAR-END               AT FISCAL YEAR-END
                         ACQUIRED ON     VALUE            --------------------------     --------------------------
         NAME            EXERCISE (#)    REALIZED ($)     EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------

Rand W. Mueller              0                0              11,250        854,056           0              0
Peter J. Stouffer            0                0               7,019        221,981           0              0
Craig S. Camalo              0                0               1,750        148,874           0              0
Michael P. Schroeder         0                0               3,175        213,949           0              0

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                           Potential
                                                                                      Realizable Value at
                                                                                         Assumed Annual              Alternative
                                                                                      Rates of Stock Price         to (f) and (g):
                                                                                          Appreciation                Grant Date
                                 Individual Grants                                      for Option Term                 Value

      (a)               (b)              (c)              (d)           (e)           (f)              (g)               (h)
                       Number         % of Total
                         of            Options/
                     Securities          SARs          Exercise
                     Underlying       Granted to          or                                                            Grant
                    Options/SARs      Employees          Base                                                            Date
                      Granted         in Fiscal          Price      Expiration                                         Present
     Name                #               Year           ($/Sh)         Date          5% ($)          10% ($)           Value $
     ----               ---             ------         --------       ------         ------          -------           -------
Rand W. Mueller          790,306(1)     58.7%          $1.88     October 31, 2007   $2,378,821      $4,662,805        $885,143
Craig S. Camalo           20,000         1.5%          $2.75       March 31, 2007   $   34,600      $   87,600           --
Craig S. Camalo          125,624(1)      9.3%          $1.88     October 31, 2007   $  376,872      $  741,182        $140,699
Peter J. Stouffer        200,624(1)     14.9%          $1.88     October 31, 2007   $  601,872      $1,183,682        $224,699
Michael P. Schroeder      10,000         0.7%          $2.75       March 31, 2007   $   17,300      $   43,800           --
Michael P. Schroeder     200,624(1)     14.9%          $1.88     October 31, 2007   $  601,872      $1,183,682        $224,699

(1) Represents option shares granted pursuant to the Company's 1997 Stock Option Plan, which can be exercised only upon the approval of Proposal II herein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1997, Peter J. Stouffer served on the Company's Compensation Committee. Mr. Stouffer also serves as Vice President of Manufacturing and Engineering.

PERFORMANCE GRAPH

               The following graph sets forth a yearly comparison of the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market and an index of NASDAQ Electronic Components Stocks for the five year period ended December 31, 1997. The graph assumes $100 invested on December 31, 1992, in Code-Alarm, Inc. Common Stock, the NASDAQ Stock Market index and the industry index, with all dividends reinvested.



                                 1992         1993         1994        1995        1996        1997

Code-Alarm, Inc.                  100          200         146         104          58          20

NASDAQ Market Index               100          115         112         159          195         240

Industry Index                    100          137         152         251          435         456

CERTAIN TRANSACTIONS

               On May 27, 1992, the Company loaned $65,000 to Rand W. Mueller, the Company's President and Chief Executive Officer, on a two-year mortgage note at 7.5 percent interest per annum collateralized by a second lien on Mr. Mueller's residence. On May 15, 1997, the Company extended the loan by an additional year. The largest aggregate balance owing on the loan during 1997 was $78,397, including accrued interest; as of March 31, 1998, the balance outstanding on the loan was $79,616, including accrued interest.

               Except as described in the previous paragraph, the Company did not make loans to its officers, directors, employees or principal shareholders during 1997, except for loans made in the ordinary course of business, such as travel advances, expense account advances, relocation advances or reasonable salary advances.

PROPOSAL I --  ELECTION OF DIRECTORS

               The Company's Board of Directors is currently composed of nine directors. Seven directors are elected by the holders of the Company's Common Stock, and two directors are elected by the holders of the Company's Series A Preferred Stock. The Company's Bylaws provide that the directors elected by the holders of the Common Stock shall be divided into three classes as nearly equal in size as possible. At each Annual Meeting of the Shareholders of the Company, one class of directors is elected to serve for a three-year term.

               Two directors are to be elected by the holders of the Common Stock at the 1998 Annual Meeting, each of whom will hold office until the 2001 Annual Meeting or until his successor is elected. The Board of Directors has recommended the election of and has nominated the following persons:

                                                Kenneth M. Mueller
                                                Marshall J. Mueller

               MESSRS. KENNETH M. MUELLER AND MARSHALL J. MUELLER ARE PRESENTLY DIRECTORS OF THE COMPANY.

               A brief biography of each of the nominees and other directors whose term of office will continue after the Annual Meeting is presented below under the caption "Directors, Nominees and Executive Officers." In the event that any of the above-named nominees are unable to serve as a director, the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxies will be voted for such substitute nominee.

DIRECTOR'S COMPENSATION

               In 1997, directors who were not employees or consultants of the Company were paid an annual fee of $2,000, as well as $1,000 for each Board of Directors meeting and $1,000 for each committee meeting attended.

               In lieu of the standard arrangement described above, Kenneth M. Mueller is compensated pursuant to a Consulting Agreement with the Company dated October 1, 1997. Under this agreement, Mr. Mueller is paid $14,000 per year for both his consulting services and his services as a member of the Company's Board of Directors. The agreement expires September 30, 2000, however, either party may terminate the agreement at any time upon 90 days written notice.

MEETINGS AND COMMITTEES

               The Company's Board of Directors had the following standing committees in 1997, whose responsibilities and 1997 members were as follows:

               COMPENSATION COMMITTEE - The Compensation Committee, which met once in 1997, has responsibility for reviewing the compensation of the directors and officers of the Company and administering the Company's stock option and incentive compensation plans. Messrs. Rutherford, Kenneth M. Mueller, Marshall
J. Mueller and Stouffer are members of the Compensation Committee.

               AUDIT COMMITTEE - The Audit Committee, which met twice in 1997, is responsible for recommending to the full Board of Directors the selection of independent accountants; reviewing the engagement of the auditors (including the fee, scope and timing of the audit); reviewing with the auditors and management the Company's policies and procedures with respect to accounting and financial controls; reviewing with the independent auditors, upon completion of their audit, their report or opinion, their perception of the Company's financial and accounting personnel, any significant transactions which are not a normal part of the Company's business, any changes in accounting principles and practices, all significant proposed adjustments and any recommendations they may have for improving internal accounting controls, choice of accounting principles or management systems; and meeting with the Company's accounting staff to discuss internal accounting and financial controls and the extent to which recommendations made by the independent auditors have been implemented. Messrs. Rutherford, Pickett and Foster are members of the Audit Committee. Mr. Rand W. Mueller is a non-voting member of the Audit Committee.

               NOMINATING COMMITTEE - The Nominating Committee, which met once in 1997, has responsibility for researching and reviewing the qualifications of prospective nominees for seats on the Company's Board of Directors. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders of the Company. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company at the Company's principal executive offices. Messrs. Pickett, Foster, Kenneth M. Mueller and Rand W. Mueller are members of the Nominating Committee.

               The Company's Board of Directors held seven meetings in 1997. Various additional action was taken by the directors by unanimous written consent. During the 1997 fiscal year, all of the directors attended 75% or more of the meetings of the Board of Directors and Committees on which they served.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

               The Company's Bylaws provide that the Board of Directors shall consist of nine directors. Seven Directors are elected by the holders of the Company's Common Stock and two directors are elected by the holders of the Company's Series A Preferred Stock. The directors elected by the holders of the Company's Common Stock are divided into three classes as nearly equal in size as possible. At each annual meeting of the shareholders of the Company, one class of directors is elected by the common shareholders to serve for a three-year term. Except for executive officers who have entered into employment agreements with the Company, officers serve at the discretion of the Board of Directors (see "Executive Compensation").

               The Directors and Executive Officers of the Company and its wholly-owned subsidiaries, Tessco Group, Inc. ("Tessco"), Anes, Inc. d.b.a. Anes Security, Inc. ("Anes"), Chapman Security Systems, Inc. ("Chapman") and Intercept Systems, Inc. ("Intercept Systems"), and their respective positions and ages are as follows:



                                                  DIRECTOR   TERM
       NAME                            AGE         SINCE    EXPIRES                POSITION (1)
-----------------------------------------------------------------------------------------------------------
Rand W. Mueller (2)................    48         1985        1999        President, Director and Chairman
                                                                          of the Board (Company); Director,
                                                                          President and Chairman of each of
                                                                          Tessco, Anes, Chapman and
                                                                          Intercept

Alan H. Foster.....................    72         1988        1999        Director

Kenneth M. Mueller (2).............    75         1979        1998        Consultant and Director

William S. Pickett.................    78         1987        2000        Director

Marshall J. Mueller (2)............    50         1991        1998        Director

Jack D. Rutherford.................    64         1991        2000        Director

Richard Cion (3) ..................    54         1997        2000        Director

Rodney S. Cohen (3)................    32         1997        2000        Director

Peter J. Stouffer..................    35         1995        1999        Director, and Vice President of
                                                                          Manufacturing and Engineering



                                                  DIRECTOR   TERM
       NAME                            AGE         SINCE    EXPIRES                    POSITION (1)
--------------------------------------------------------------------------------------------------------------


Craig S. Camalo ...................    48         ----        ----        Secretary, Treasurer, Vice President
                                                                          of Finance and CFO (Company);
                                                                          Director, Secretary and Treasurer of
                                                                          each of Tessco,  Anes, Chapman and
                                                                          Intercept

Michael P. Schroeder...............    35         ----        ----        Vice President of Sales

(1)      All positions are with the Company except as otherwise indicated.

(2) Rand W. Mueller and Marshall J. Mueller are brothers, and Kenneth M. Mueller is their father.

(3) Richard Cion and Rodney S. Cohen were elected as Directors effective October 28, 1997, by the holders of the Company's Series A-1 Preferred Stock.

               Rand W. Mueller has been a full-time employee of the Company since January 1985 and has been the President since May 1986.

               Alan H. Foster has been an independent consultant to various governmental bodies, corporations and financial institutions for the last five years. He is also an adjunct professor at the School of Business Administration of the University of Michigan. From 1967 to 1978, Mr. Foster served as Vice President and Treasurer of American Motors Corporation.

               Kenneth M. Mueller is retired. He has been a consultant to the Company since August 1987. Mr. Mueller was a New York-based consultant to the Ministry of Agriculture and Food, Government of Ontario, Canada from August 1985 to June 1987. Prior to that time, he was President of Agribusiness Council, Inc., a New York-based not-for-profit corporation assisting lesser-developed countries in developing profitable agricultural ventures.

               William S. Pickett is retired. He was the President and General Manager of American Motors (Canada) Inc. prior to his retirement in 1982.

               Marshall J. Mueller is a former executive officer of the Company. From May 1980 to January 1990, Mr. Mueller held various senior management positions with the Company, including President and Executive Vice President. Mr. Mueller resigned from his office as Executive Vice President and director in January 1990. Mr. Mueller was re-elected to the Company's Board of Directors on May 21, 1991, and has served continuously since that date. As of January 1, 1997, Mr. Mueller has been associated with Growth Funding, Inc., an investment firm.

               Jack D. Rutherford is Chairman and Chief Executive Officer of ICM Industries, Inc., a private company that owns and controls various operating subsidiaries in basic manufacturing industries serving the automotive, construction equipment and capital good industries.

               Richard Cion is a partner in Pegasus Investors, L.P., an investment fund. From July 1996 through April 1997 Mr. Cion was the managing director of Zambak Group. From 1990 through July 1996 Mr. Cion served as the Senior Executive Vice President - Corporate Development of Fruit of the Loom, Inc.

               Rodney S. Cohen is a partner in Pegasus Investors, L.P., an investment fund. From November 1995 through July 1996 Mr. Cohen was a vice-president of Fresh Picks, Inc., a retail music distribution company. From February 1993 to November 1995 Mr. Cohen served as the Executive Vice President of Stephan J. Feron's, Inc., a sales and marketing and concession company. From August 1990 to February 1993 Mr. Cohen was an associate attorney at Anderson, Kill, Olick & Oshinsky, P.C.

               Peter J. Stouffer was appointed Vice President of Engineering for the Company in January 1993 pursuant to a management reorganization which effectively eliminated the Company's previously separate operating divisions. In December 1995, Mr. Stouffer was appointed to the Board of Directors of Code-Alarm, Inc. and was given the additional responsibility of world wide manufacturing. Previously, Mr. Stouffer served as Executive Vice President and General Manager of the Company's Intercept Systems, Inc. subsidiary from August 1990 through December 1992, and served as the Company's Vice President of Engineering from May 1989 through September 1990. From December 1986 to May 1989, Mr. Stouffer was the manager of engineering for the Company. Prior to December 1986, he was an engineer at the Pontiac Motors Division of General Motors Corporation.

               Craig S. Camalo joined the Company as Corporate Controller and Chief Accounting Officer in April of 1996, and was elected by the Company's Board of Directors as Vice President of Finance and Chief Financial Officer, Secretary and Treasurer in January of 1997. Prior to joining the Company, Mr. Camalo held a similar position with Letts Industries, Inc. and was Chief Financial Officer of Hydro Aluminum. From 1975 to 1982, Mr. Camalo was employed by Deloitte and Touche LLP where he earned the designation as a Certified Public Accountant.

               Michael P. Schroeder joined the Company in March 1984 as Engineering Technician. Mr. Schroeder was promoted to Vice President of Sales in March 1995. From December 1992 to March 1995, Mr. Schroeder was the Company's Director of Sales in the U.K.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

PROPOSAL II --  INCREASE IN NUMBER OF SHARES OF AUTHORIZED COMMON
                STOCK

               Five million shares of Common Stock are currently authorized by the Company's Articles of Incorporation. This number is insufficient to permit exercise of outstanding warrants and options which the Company has issued in connection with (i) its recent senior debt and equity financings, (ii) its bonding of the judgment in the "Detroit Litigation" (as defined below) and
(iii) the 1997 Stock Option Plan and will be insufficient to permit exercise of options to be issued pursuant to the proposed 1998 Incentive and Non-Qualified Stock Option Plan (see Proposal III). The Company is, therefore, seeking to increase the number of authorized shares of its Common Stock to twenty million by amending its Articles of Incorporation (the "Charter Amendment"). The Charter Amendment has been approved by the vote or written consent of persons holding a majority of the outstanding shares of Series A-1 Preferred Stock voting as a class and must be approved by the vote of persons holding a majority of the outstanding shares of Common Stock voting as a class. Section E below discusses the effects of the shareholders not approving the Charter Amendment.

               A. WARRANTS OUTSTANDING

               Attached Warrants. On October 27, 1997, pursuant to a Unit Purchase Agreement (the "Purchase Agreement") the Company sold to Pegasus Partners, L.P. ("PP") and Pegasus Related Partners, L.P. ("PRP"; PP and PRP are collectively referred to as "Pegasus") in a private placement under the Securities Act of 1933, as amended, 55,000 units (the "Units") for $6,999,850 ($127.27 per Unit). Each Unit consists of one share of Series A-1 Preferred Stock and warrants ("Attached Warrants") to purchase Common Stock. The rights, preferences and privileges of the Series A Preferred Stock are set forth on the Certificate of Designation (the "Series A Certificate"), which Series A Certificate was approved by the Company's Board of Directors, and, having been filed with the State of Michigan, constitutes an amendment to the Company's Articles of Incorporation. Dividends on the Series A Preferred Stock are payable semi-annually in cash or additional Units, as the Company's Board of Directors determines.

               The Attached Warrants entitle Pegasus to purchase 3,731,431 shares of Common Stock (assuming dividends on the Series A Preferred Stock are paid in cash). The exercise price per share of each Attached Warrant is $1.8759559. The Attached Warrants have antidilution protection. The Attached Warrants have no expiration date; however, if the Charter Amendment becomes effective and the Company exercises its right to repurchase all Series A Preferred Stock and one-half of the Attached Warrants outstanding prior to October 19, 1998, then the remaining Attached Warrants will have a term of seven years.

               Shortfall Warrants. In connection with the Company's senior debt refinancing, Pegasus and General Electric Capital Corporation ("GECC") entered into a Limited Supplemental Guaranty dated as of October 24, 1997, pursuant to which Pegasus guaranteed up to $4 million of the indebtedness of the Company and its subsidiaries to GECC (other than that covered by the Litigation Guaranty discussed below) under the Credit Agreement dated as of October 24, 1997, among the Company as Borrower, certain of the Company's subsidiaries as other "Credit Parties", GECC as Lender and Agent and other Lenders who may become parties thereto (the "Credit Agreement"). In exchange for the guaranty, Pegasus received warrants to purchase 1 million shares of Common Stock (the "Shortfall Warrants"). The Shortfall Warrants have a term of seven years and an exercise price of $1.8759559 per share. The Shortfall Warrants have antidilution protection.

               GECC Warrants. In connection with the Credit Agreement, the Company issued to GECC warrants (the "GECC Warrants") to purchase 131,718 shares of Common Stock at an exercise price per share of $1.8759559. The antidilution provisions in these warrants caused an increase in the number of shares to ____ and a decrease in the exercise price to ____ as a result of the issuance of the Litigation Warrants discussed below. The GECC Warrants have a term of seven years.

               Litigation Warrants. Pegasus and GECC entered into a Limited Litigation Guaranty dated as of October 24, 1997 (the "Litigation Guaranty") pursuant to which Pegasus agreed to guarantee up to $12 million of either the obligations of GECC which bond the lower court judgment in the case of Code-Alarm, Inc. v. Directed Electronics, Inc., Case No. 87-CV-74022-DT (the
"Detroit Litigation")   or the loan of GECC which pays that judgment. In order
to permit bonding of a judgment in the amount of $9,341,031 in the Detroit Litigation, GECC issued a letter of credit to the surety company in this amount. In exchange for Pegasus's guaranty of this letter of credit, on March 5, 1998, the Company issued to Pegasus warrants to purchase 6,230,216 shares of the Company's Common Stock (the "Litigation Warrants"). The exercise price per share of each Litigation Warrant is $0.49397. The Litigation Warrants are subject to antidilution protection, and have a seven year term. The amount of the lower court judgment will be increased to cover additional interest and certain attorneys fees. The Company anticipates that GECC will be asked to issue an additional letter of credit, which Pegasus will be required to guarantee. In return for this guaranty, the Company would issue to Pegasus additional Litigation Warrants. For each additional $1 million financed, the Company will issue to Pegasus Litigation Warrants which will increase Pegasus' aggregate ownership interest in the Company by 2%, on a fully diluted basis.


               B. SHARES RESERVED FOR EXERCISE OF WARRANTS.

               The Board of Directors has reserved 131,718 shares of authorized but unissued Common Stock for issuance upon exercise of the GECC Warrants and 2,267,421 shares of authorized but unissued Common Stock for issuance upon exercise of the Attached Warrants and the Shortfall Warrants. These reservations are insufficient to permit exercise in full of the GECC Warrants, the Attached Warrants and the Shortfall Warrants. No shares of Common Stock have been reserved for exercise of the Litigation Warrants. The Board has been unable to reserve additional shares of Common Stock because all five million authorized shares of Common Stock are either issued and outstanding or reserved for exercise of certain outstanding 1987 stock options. As a consequence, the Company has agreed with both Pegasus and GECC to seek approval of the Charter Amendment. The authorization of these additional shares will allow the warrants discussed above and the stock options discussed below to be exercised in full, which will result in a substantial dilution of the ownership of the current stockholders.

               C. STOCK OPTION PLANS

               The 1997 Stock Option Plan adopted by the Company's Board provides for the issuance of options to purchase 1,317,178 shares of Common Stock. The options are non-qualified stock options (see the discussion below under the proposal to approve the 1998 Stock Option Plan). The Board granted options under the 1997 Plan to purchase 790,306 shares, 125,624 shares, 200,624 shares and 200,624 shares to Rand W. Mueller, Craig S. Camalo, Peter J. Stouffer and Michael P. Schroeder, respectively, at an exercise price of $1.88 per share. These options begin vesting at the rate of one-third per year on the third anniversary of their grant. These options are only exercisable if the fair market value of the Common Stock reaches or exceeds increasing amounts over time starting with $2.375 in the first year and increasing to $11.50 in the seventh year. These options may not be exercised until the Charter Amendment is effective. Thus, until the Charter Amendment becomes effective, the option holders have options which cannot be exercised.

               The 1998 Stock Option Plan (discussed below) will provide for the issuance of options to purchase 300,000 shares of Common Stock. No options granted under this plan may be exercised until the Charter Amendment becomes effective.

               D. AGREEMENT OF CERTAIN SHAREHOLDERS TO VOTE IN FAVOR OF INCREASE IN AUTHORIZED SHARES

               The Robyn L. Mueller Trust, the Kenneth M. Mueller Charitable Remainder Unitrust and Rand W. Mueller, who together hold approximately 28.4% of the outstanding Common Stock of the Company, have entered into an agreement whereby each has agreed to vote in favor of the Charter Amendment. Their agreement was a condition to Pegasus' equity investment in the Company.

               E. EFFECT OF FAILURE OF SHAREHOLDERS TO APPROVE INCREASE IN AUTHORIZED SHARES

               A failure of shareholders to approve this Proposal II and the failure of the Charter Amendment to be effective by May 31, 1998, will constitute a "Triggering Event" under the Series A Certificate. Upon the occurrence and during the continuance of this Triggering Event, the following occur:

               (a) the dividend rate on each outstanding share of Series A Preferred Stock will be increased from $12.727 per annum to $16.5451 per annum;

               (b) each holder of Series A Preferred Stock shall be entitled to receive all cash and other dividends, distributions and payments which would be paid or payable to a holder of a number of shares of Common Stock for which the Attached Warrants held by such holder are exercisable at that time;

               (c) all dividends on Series A Preferred Stock shall be paid in cash and not in Units, to the extent such cash payments are permitted under any applicable indenture or credit agreement to which the Company is a party and by law;

               (d) the holders of the Series A Preferred Stock shall have the right to vote on all matters requiring action of the stockholders of the Company, voting together as a single class with the holders of the Common Stock (with each holder of Series A Preferred Stock being entitled to that number of votes equal to the number of shares of Common Stock which such holder would receive upon exercise of such holder's Attached Warrants multiplied by three); and

               (e) the Company shall no longer be entitled to a right of first refusal on transfers of Units to third parties who are not affiliates or associates of the Company.

               Pursuant to the terms of the Unit Purchase Agreement, the Company has a right, prior to October 19, 1998, to repurchase all outstanding Series A Preferred Stock and one-half of the related Attached Warrants (the "Year One Repurchase"). The Company may only exercise this right, however, if the Charter Amendment has been approved by the Company's shareholders and is effective. The purchase price for each share of Series A Preferred and one-half of the related Attached Warrants is approximately $149.54, less cash dividends paid on the Series A Preferred Stock. The Company may not make any repurchase within six months of the last issuance of any Litigation Warrants. Regardless of whether the Charter Amendment is approved, the Company may repurchase Units after October 27, 1999, but the purchase price would be considerably higher.

               Until the Charter Amendment becomes effective, if the Company pays a dividend or makes a distribution on the Common Stock, then the Company will pay to the holders of the Attached Warrants, the Shortfall Warrants and the Litigation Warrants an amount in cash equal to the number of shares of Common Stock issuable upon exercise of these warrants multiplied by the amount of the dividend per share or the fair market value of the property distributed.

               The failure of the Charter Amendment to become effective by May 31, 1998, is an event of default under the Credit Agreement, which would permit GECC to exercise all remedies provided for in that agreement, including termination of the senior debt facility and declaration that all or a portion of the obligations issued thereunder are immediately due and payable.

               F. REASONS FOR RECOMMENDED APPROVAL OF PROPOSAL II

               The Board of Directors approved the equity financing with Pegasus and the senior debit refinancing with GECC as the best options then available to the Company. As explained above, the Company agreed to seek approval of Proposal II at the 1998 Annual Meeting in order to ensure that the Attached Warrants, Shortfall Warrants, Litigation Warrants and GECC Warrants have sufficient shares available for their exercise. The authorization of these additional shares will allow the warrants and stock options discussed above to be exercised in full.
If Proposal II is not effective by May 31, 1998, it would create an event of default under the Company's senior debt facility with GECC and give GECC the right to cancel the facility and accelerate all indebtedness thereunder. The failure to adopt Proposal II will result, among other things, in a "Trigger Event" which will also severely dilute the voting rights of holders of Common Stock and increase the dividend on the Series A Preferred Stock. The failure will also result in a loss by the Company of its right to repurchase, prior to October 27, 1999, Series A Preferred Stock and half the Attached Warrants related thereto. In addition, the Board believes that the 1997 and 1998 stock option plans are important incentives for the Company's management and employees, and in the absence of adoption of Proposal II, no options granted under either plan can be exercised.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL II WHICH AMENDS THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 20 MILLION.

PROPOSAL III -- APPROVAL OF 1998 STOCK OPTION PLAN

               At the Annual Meeting, the shareholders will be asked to approve the Code-Alarm, Inc. 1998 Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan"). Such approval will require (a) the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting and (b) the affirmative vote or written consent of a majority of the outstanding shares of the Company's Series A-1 Preferred Stock, voting as a single class, which has been obtained by the Company. On March 26, 1998, the Board of Directors (the "Board") adopted the Stock Option Plan, subject to shareholder and other approvals described herein. The terms of the Stock Option Plan and information regarding options granted thereunder is summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the Stock Option Plan, which is attached as Appendix I to this Proxy Statement.

SUMMARY OF THE STOCK OPTION PLAN

               The Stock Option Plan provides for the grant of stock options to selected employees, consultants and independent contractors of the Company and its subsidiaries, as well as to outside directors of the Company, to enable such individuals to share in the capital appreciation of the Common Stock of the Company. The Stock Option Plan provides for the grant of both "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code (the "Code") and options that are non-qualified for Federal income tax purposes ("NQSOs"). Only individuals who are employees are eligible to receive ISOs. The total number of shares of Common Stock for which options may be granted pursuant to the Stock Option Plan is 300,000, subject to certain adjustments reflecting changes in the Company's capitalization. No individual may receive, over the term of the Stock Option Plan, options for more than an aggregate of 100,000 shares authorized for grant under the Stock Option Plan.

               The Stock Option Plan may be administered by the Board or by a Committee of the Board comprised of directors who are not also employees of the Company. Currently, the Stock Option Plan is administered by the Board. The Board determines, among other things, which individuals will receive options under the Stock Option Plan; the time when options will be granted; the type of option (ISO or NQSO, or both) to be granted, the number of shares subject to each option, the time or times when the options will become exercisable and expire, and, subject to certain conditions discussed below, the option price and duration of the option. Board members administering the Stock Option Plan may vote on any matters affecting the administration of the Plan, except that no member may act upon the granting of an option to himself or herself.

               The exercise price of the options granted under the Stock Option Plan is determined by the Board, but, with respect to ISOs, may not be less than the fair market value per share of the Common Stock on the date the option is granted. GECC's approval of the Stock Option Plan was conditioned on the exercise price of all options granted under the Stock Option Plan being not less than the fair market value per share of the Common Stock at the date the option is granted. If, however, an ISO is granted to any person who, at the time of the grant, owns capital stock possessing more than 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price for such ISO may not be less than 110% of the fair market value per share of the Common Stock on the date the option is granted. The Board also determines the method of payment for the exercise of options under the Stock Option Plan, which may consist entirely of cash, check or promissory notes, or, at the discretion of the Board, surrender of shares of Common Stock.

               As a general matter, and unless provided otherwise in the terms of an option agreement, an option vests and becomes exercisable over a four-year period, commencing on the six-month anniversary of the date of grant, provided the optionee's employment or association with the Company or a subsidiary has been continuous since the date of grant. In addition, no options can be exercised until the Charter Amendment (as defined in Proposal II) providing for an increase in the number of authorized shares is approved by the shareholders. Further, the Board is authorized to permit and has expressed its intention to permit the exchange of options issued under the 1987 Stock Option Plan for options under the Stock Option Plan. Any option so exchanged shall permit the optionee to purchase the same number of shares as under the former option but vesting credit earned under the former option shall not be applicable to the new options granted under the Stock Option Plan.

               There are currently outstanding options to purchase approximately 182,000 shares of Common Stock under the 1987 stock option plan. Most of these outstanding options granted under the 1987 stock option plan have an exercise price of $5.00 and remaining terms for exercise of approximately eight years. The consequence of any such exchange would be to lower the exercise price of the options.

               Options are not assignable or transferrable other than by will or the laws of descent and distribution. In general, if an optionee's employment or service with the Company or a subsidiary is terminated other than due to death or disability, such optionee's options exercisable on the date of termination are exercisable for three months following the date of termination. If the Board of Directors makes a determination that a terminated optionee engaged in disloyalty to the Company or a subsidiary, disclosed proprietary information, was convicted of a felony, or breached the terms of a written confidentiality agreement or non-competition agreement, all unexercised options held by such optionee terminate upon the earlier of the date of such determination or the date of termination. If an optionee terminates service because of disability or death, such optionee's outstanding options on the date of disability or death may be exercised for up to six months after termination due to disability and 12 months after termination due to death. Further, if an optionee has been in service for at least six months from the date of grant, and retires or otherwise terminates service after attaining age 60, all outstanding options may be exercised for up to three months following termination.

               The Board has the authority to accelerate the vesting of all unmatured options issued pursuant to the Stock Option Plan outstanding on the date of a "change in control" of the Company. A change in control for purposes of the Stock Option Plan includes the approval by the Company's shareholders of a plan of liquidation, the acquisition by any person or entity (other than the Company, its subsidiaries, a holder of common Stock on the date the Stock Option Plan was adopted by the Board, any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, or any affiliate of any of the foregoing) of the beneficial ownership of 50% or more of the voting power of the Company's stock, the approval by the Company's shareholders of a merger, reorganization or consolidation of the Company in which the Company's shareholders do not own 50% or more of the voting power of the stock of the entity surviving such a transaction, the approval of the Company's shareholders of an agreement of sale of all or substantially all of the Company's assets, and the acceptance by the Company's shareholders of a share exchange in which the Company's shareholders do not own 50% or more of the voting power of the stock of the entity surviving such exchange.

               The antidilution provisions contained in the warrants issued to Pegasus and GECC (discussed above under Section A of Proposal II) do not apply to options to purchase up to 300,000 shares of Common Stock issued pursuant to the 1987 stock option plan and the Stock Option Plan. If, however, at any time the total number of shares which can be purchased upon exercise of outstanding options granted under these plans plus the total number of shares of Common Stock issued from exercise of options granted under these plans exceed 300,000, then the antidilution provisions of the warrants issued to Pegasus and GECC may apply to each issuance of additional options under the Stock Option Plan, depending on the exercise price of the option.

               There are no Federal income tax consequences to the Company on the grant or exercise of an ISO. If an employee disposes of stock acquired through the exercise of an ISO within one year after the date such stock is acquired or within two years after the grant of the ISO (a "Disqualifying Disposition"), the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of such stock on the date it is acquired and the exercise price of the ISO. There are no tax consequences to the Company if an ISO lapses before exercise or is forfeited. The grant of a NQSO has no immediate tax consequences to the Company. Upon the exercise of a NQSO by an optionee, the Company is entitled to a deduction in an amount equal to the difference between the fair market value of the shares acquired through exercise of the NQSO and the exercise price of the NQSO. There are no tax consequences to the Company if a NQSO lapses before exercise or is forfeited.

               An employee who receives an ISO is not subject to federal income tax on the grant or exercise of the ISO; however, the difference between the option price and the fair market value of the Common Stock received on the exercise of the ISO ("ISO Stock") is an adjustment for purposes of the alternative minimum tax. Upon the exercise of an ISO, an employee will have a basis in the ISO Stock received equal to the amount paid. An employee will be subject to capital gain or loss upon the sale of ISO Stock, unless such sale constitutes a Disqualifying Disposition, equal to the difference between the amount received for the stock and the employee's basis in such stock. There are no tax consequences to an employee if an ISO lapses before exercise or is forfeited.

               In the event of a Disqualifying Disposition, an employee will be required to recognize (1) taxable ordinary income in an amount equal to the difference between the fair market value of the ISO Stock on the date of exercise of the ISO and the exercise price; and (2) capital gain or loss (long- or short-term, as the case may be) in an amount equal to the difference between
(a) the amount realized by the employee upon the Disqualifying Disposition and
(b) the exercise price paid by the employee for the stock, increased by the amount of ordinary income recognized by the employee, if any.

               The Stock Option Plan allows an employee to pay an exercise price in cash or shares of the Company's Common Stock, provided such shares have been owned for at least six months. If the employee pays with shares of the Company's Common Stock that are already owned, the basis of the newly acquired ISO Stock will depend on the tax character and number of shares of the previously owned stock used as payment. If an employee pays with shares acquired upon other than the exercise of an ISO ("non-ISO Stock"), the transaction will be tax-free to the extent that the number of shares received does not exceed the number of shares of non-ISO Stock paid. The basis of the number of shares of newly acquired ISO Stock which does not exceed the number of shares of non-ISO Stock paid will be equal to the basis of the shares paid. The employee's holding period with respect to such shares will include the holding period of the shares of non-ISO Stock paid. To the extent that the employee receives more new shares than shares surrendered, the "excess" shares of ISO Stock will take a zero basis. If an employee exercises an ISO by using stock that is previously acquired ISO Stock, however, certain special rules apply. If the employee has not held the previously acquired ISO Stock for at least two years from the date of grant of the related ISO and one year from the date the employee acquired the previously acquired ISO Stock, the use of such ISO Stock to pay the exercise price will constitute a Disqualifying Disposition and subject the employee to income tax with respect to the ISO Stock as described above. In such circumstances, the basis of the newly acquired ISO Stock will be equal to the fair market value of the previously acquired ISO Stock used as payment.

               The grant of a NQSO has no immediate tax consequences to an optionee. The exercise of a NQSO requires an optionee to include in gross income the amount by which the fair market value of the acquired shares on the exercise date exceeds the exercise price. The Company is required to withhold income and employment taxes from the optionee's wages on account of this income. The optionee's basis in the acquired shares will be their fair market value on the date of exercise. Upon a subsequent sale of such shares, the optionee will recognize capital gain or loss equal to the difference between the sales price and the basis in the stock. The capital gain or loss will be long- or short-term, depending on whether the optionee has held the shares for more than one year. There are no tax consequences to an optionee if a NQSO lapses before exercise or is forfeited. If an employee uses previously owned Common Stock as payment for the exercise price of a NQSO, to the extent the employee surrenders the same number of shares received, the exchange is tax-free and the new shares will have a basis equal to that of the shares surrendered. The holding period for the new shares will include the period the employee held the surrendered shares. To the extent the employee receives more new shares than shares surrendered, the excess shares are treated as having been acquired for no consideration and the fair market value of such excess shares is includible in the employee's income as compensation. The basis of the excess shares is their fair market value at the time of receipt. If the previously owned shares consist of ISO Stock for which the holding requirements were not met such that their use as payment of the exercise price constituted a Disqualifying Disposition, the employee will have the income tax consequences described above.

               The Board of Directors has authority to amend, suspend, terminate or discontinue the Stock Option Plan. No such amendment, however, can change the aggregate number of shares subject to the Stock Option Plan or change the designation of employees eligible thereunder. The Board may not grant any options under the Stock Option Plan after March 24, 2008.

               Pursuant to the Company's Articles of Incorporation, the holders of a majority of the outstanding shares of Series A-1 Preferred Stock must approve the Stock Option Plan and the issuance of options thereunder and Common Stock upon exercise of these options. Under the Company's senior financing facility, General Electric Capital Corporation must approve the Stock Option Plan, because the plan and the issuance of options and Common Stock thereunder are viewed as a change in the Company's capital structure. Both the approvals of GECC and the holders of Series A-1 Preferred Stock have been obtained.

               The purpose of the Stock Option Plan is to provide employees and consultants with an opportunity to share in the capital appreciation of the Common Stock of the Company, which the Board believes is an important incentive for the Company.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL III TO APPROVE THE ADOPTION OF THE COMPANY'S 1998 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN.


PROPOSAL IV -- APPROVAL OF INDEPENDENT CERTIFIED PUBLIC
               ACCOUNTANTS

               At the Annual Meeting, the shareholders will be asked to approve the appointment of Deloitte & Touche LLP as independent accountants of the Company for the 1998 year. Representatives of Deloitte & Touche LLP are expected to attend the 1998 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to shareholder questions. Deloitte & Touche LLP has acted as independent accountants for the Company since July 1995.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL IV TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP.


ADDITIONAL INFORMATION

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

               Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the company's equity securities, to file reports of their ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any delinquent filings and failures to file such reports.

               Based solely on its review of the copies of such reports received by it and written representations of its incumbent directors and officers, the Company believes that during the period from January 1 to December 31, 1997, all filing reports applicable to its directors, officers and greater than ten percent beneficial owners were complied with.

                                 OTHER BUSINESS

               The Company is not aware of any other business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the shareholders is properly presented at the meeting, the holders of the proxies shall have discretionary authority to vote your shares in such manner as they shall deem appropriate or to abstain from voting any or all of such shares. The holders of the proxies also shall have discretionary authority to vote your shares in such manner as they shall deem appropriate or to abstain from voting any or all of such shares on other matters incident to the conduct of the meeting.

                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

               Any shareholder proposal intended to be presented for consideration at the 1999 Annual Meeting and to be included in the Company's Proxy Statement and form of proxy must be received at the principal executive offices of the Company by the close of business on December 29, 1998. Proposals should be sent to the attention of the Secretary.

               You are encouraged to exercise your right to vote by marking the appropriate boxes, dating and signing the enclosed proxy card. It is not necessary to mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The proxy card may be returned in the enclosed envelope, postage paid if mailed in the United States or Canada. A prompt response will be helpful and your cooperation is appreciated.


                                          By Order of the Board of
                                           Directors



                                          __________________________
                                          Craig S. Camalo, Secretary

                                CODE-ALARM, INC.

                        1998 INCENTIVE AND NON-QUALIFIED

                               STOCK OPTION PLAN

                                CODE-ALARM, INC.
                        1998 INCENTIVE AND NON-QUALIFIED
                               STOCK OPTION PLAN


                 SECTION 1.  NAME AND PURPOSES OF THE PLAN.


                 (a) Name. The Plan will be known as the Code-Alarm, Inc. 1998 Incentive and Non-Qualified Stock Option Plan.

                 (b) Purposes. The purpose of the Plan is to provide Employees and Consultants with an opportunity to share in the capital appreciation of the Common Stock of the Company. The Options granted pursuant to the Plan are intended to constitute either Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator of the Plan at the time of grant.

                 SECTION 2.  DEFINITIONS.


                 (a) "Administrator" shall be the Board or a Committee appointed by the Board pursuant to Section 3 of the Plan, which shall administer the Plan.

                 (b) "Affiliate" shall mean, whether now or hereafter existing, a person or entity that directly, or indirectly controls or is controlled by, or is under common control with, the Company, except that when used in connection with an Incentive Stock Option, "Affiliate" shall mean a Subsidiary.

                 (c) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

                 (d) "Change of Control" shall mean the happening of an event (excluding a Public Offering) that shall be deemed to have occurred upon the earliest to occur of the following events:

                         (i)      the date the shareholders of the Company (or
the Board, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

                         (ii)     the date the shareholders of the Company (or
the Board, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

                         (iii)    the date the shareholders of the Company (or
the Board, if shareholder action is not required) and the shareholders of the other constituent corporations (or their respective boards of directors, if and to the extent that shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's voting capital stock immediately prior to the merger or consolidation will have at least fifty percent (50%) of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held by each such holder in the same or substantially similar proportion (on a fully diluted basis) as such holder's ownership of voting capital stock of the Company immediately before the merger or consolidation;

                         (iv)     the date any entity, person or group (within
the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (A) the Company, (B) any of its Subsidiaries, (C) any of the holders of the Common Stock of the Company, as determined on the date that this Plan is adopted by the Board, (D) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any Affiliate of any of the foregoing, shall have acquired beneficial ownership of, or shall have acquired voting control over more than fifty percent (50%) of the outstanding shares of the Company's voting capital stock (on a fully diluted basis); and

                         (v)      the date upon which the Board determines (in
its sole discretion) that based on then current available information, the events described in clause (iv) are reasonably likely to occur.

                 (e) "Charter Amendment" shall mean an amendment to the Company's Articles of Incorporation which increases the number of authorized shares of Common Stock to twenty million.

                 (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                 (g) "Committee" shall mean the Committee appointed by the Board in accordance with Section 3(a) of the Plan, if one is appointed, in which event the Committee shall possess the power and authority of the Board with respect to the Plan as set forth in Section 3(b) of the Plan.

                 (h) "Common Stock" shall mean the Common Stock of the Company.

                 (i) "Company" shall mean Code-Alarm, Inc., a Michigan corporation, and any successor in interest that agrees to assume and maintain the Plan.

                 (j) "Consultant" shall mean any person associated with the Company who is engaged by the Company to render services and is compensated by the Company for such services, including but not limited to, an advisor, independent contractor, or member of the Board who is not an Employee.

                 (k) "Disability" or "Disabled" with respect to an Optionee shall mean a disability which renders such Optionee unable to perform the full extent of his or her duties and responsibilities by reason of his illness or incapacity for 6 months out of any 12-month period. The determination of whether an Optionee is Disabled shall be determined by the Board of Directors, whose determination shall be conclusive; provided that, (i) if an Optionee is bound by the terms of an employment or consulting agreement between the Optionee and the Company, then whether the Optionee is "Disabled" for purposes of the Plan shall be determined in accordance with the procedures set forth in said employment or consulting agreement, if such procedures are therein provided; and (ii) an Optionee bound by such an employment or consulting agreement shall not be determined to be Disabled under the Plan any earlier than he or she would be determined to be disabled under his or her employment or consulting agreement.

                 (l) "Employee" shall mean any person, including but not limited to, officers and directors, employed by the Company or any Subsidiary of the Company. The payment of directors' fees by the Company shall not be sufficient to constitute "employment" by the Company.

                 (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (n) "Fair Market Value" shall mean, as of any date, the fair market value of a share of Common Stock as determined pursuant to
Section 7 hereof.

                 (o) "Incentive Stock Option" shall mean any Option that is intended to be and is designated as an incentive stock option within the meaning of Section 422 of the Code.

                 (p) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Administrator may, to the extent the Administrator deems it necessary or desirable to comply with Section 162(m) of the Code and applicable regulations thereunder, ensure that each Non-Employee Director also qualifies as an "outside director" as that term is defined in the regulations under Section 162(m) of the Code.

                 (q) "Non-Qualified Stock Option" shall mean any Option that is not intended to qualify as an Incentive Stock Option.

                 (r) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be, granted pursuant to the Plan.

                 (s) "Option Agreement" shall mean the written agreement by and between the Company and an Optionee under which Optionee may purchase the Shares pursuant to the exercise of an Option.

                 (t) "Optionee" shall mean an Employee or Consultant to whom an Option is granted.

                 (u) "Plan" shall mean this Code-Alarm, Inc. 1998 Incentive and Non-Qualified Stock Option Plan, as amended from time to time.

                 (v) "Public Offering" shall mean the consummation of a firm commitment underwritten public offering of equity securities of the Company registered under the Securities Act.

                 (w) "Securities Act" shall mean the Securities Act of 1933, as amended.

                 (x) "Share" or "Shares" shall mean a share or shares of Common Stock, as adjusted in accordance with Section 8 of the Plan, that is allocated to the Plan.

                 (y) "Stock Purchase and Restriction Agreement" shall mean an agreement in such form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which an Optionee may be required to execute as a condition of purchasing Shares upon the exercise of an Option.

                 (z) "Subsidiary" shall mean, whether now or hereafter existing, a subsidiary or parent corporation of the Company as such term is defined in Sections 424(e), (f) and (g) of the Code.

                 SECTION 3.  ADMINISTRATION.


                 (a) Procedure. The Plan shall be administered by the Board or, if the Board so decides, a Committee consisting of not less than two (2) persons appointed by the Board, which, as the case may be, shall be the Administrator. Members of the Board or the Committee who are eligible for Options or who have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of Options to such member. In the event the Company has a class of equity securities registered under the Exchange Act, the Board shall administer the Plan or shall appoint a Committee in accordance with
Section 3(b).

                 (b) Committee. If a Committee is appointed by the Board, then the Committee shall possess the power and authority of the Board in administering the Plan on behalf of the Board, subject to the terms and conditions as the Board may prescribe. Members of the Committee shall be members of the Board and shall serve for such period of time as the Board may determine. From time to time, the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, in the event the Company has a class of equity securities registered under the Exchange Act, the Committee shall be composed of two (2) or more Non-Employee Directors.

                 (c) Powers of the Administrator. Subject to the provisions of the Plan (and, in the case of the Committee, the specific duties delegated by the Board to such Committee), the Administrator shall have the authority, in its sole discretion:

                         (1)  to determine whether and to what extent Options
are granted hereunder;

                         (2)      to determine the Fair Market Value of the
Common Stock based upon review of relevant information and in accordance with
Section 7 of the Plan;

                         (3)      to determine the exercise price of the
Options in accordance with Section 6(b) of the Plan;

                         (4)      to select the Optionees to whom Options may
from time to time be granted;

                         (5)      to determine the number of Shares to be
subject to each Option granted hereunder;

                         (6)      to prescribe, amend and rescind rules and
regulations relating to the Plan;

                         (7)      to determine the terms and provisions of
each Option granted under the Plan, each Option Agreement and each other agreement that in the sole discretion of the Administrator may be required (all of which agreements need not be identical with the terms of other Options, Option Agreements or other agreements);

                         (8)      to determine the circumstances under which
the vesting or exercise date of an Option will be accelerated;

                         (9)      to interpret the Plan or any agreement
entered into with respect to the grant or exercise of Options;

                         (10)     to authorize any person to execute on behalf
of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the granting or exercise thereof;

                         (11)     to terminate the Plan in the event of a
Change of Control; and

                         (12)     to make such other determinations and
establish such other procedures as it deems necessary or advisable for the administration of the Plan.

                 (d) Effect of the Administrator's Decision. All decisions, determinations and interpretations of the Administrator pursuant to the provisions of the Plan shall be final and binding on all Optionees and any other holders of Options.

                 (e) Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board or the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Option awarded hereunder.

                 SECTION 4.  ELIGIBILITY.


                 (a) Eligible Persons. Options may be granted at any time and from time to time to any Employee or Consultant who shall be selected by the Administrator. Any grant of Options may include or exclude any Employee or Consultant as the Administrator shall determine in its sole discretion. Consultants who are not also Employees of the Company or a Subsidiary of the Company are eligible to be granted Non-Qualified Stock Options under the Plan but are not eligible to be granted Incentive Stock Options under the Plan.

                 (b) Effect Upon Engagement. The Plan will not confer upon any Optionee any right with respect to the continuation of any employment, consulting or any other relationship with the Company or a Subsidiary of the Company, nor will it interfere in any way with such Optionee's right or the Company's or Subsidiary's right to terminate that Optionee's employment, consulting or other relationship with the Company or a Subsidiary at any time, whether with or without cause.

                 SECTION 5.  STOCK SUBJECT TO THE PLAN.


                 (a)     Maximum Number of Shares.  Subject to the
provisions of Section 8 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 300,000 Shares. The Shares
may be authorized, but unissued or reacquired, Common Stock.   The maximum
aggregate number of Shares which may be awarded and sold under the Plan to any individual Optionee is 100,000 Shares of Common Stock.

                 (b) Return of Shares to the Plan. If an Option expires, is terminated or becomes unexercisable for any reason without having been exercised in full, then the unpurchased Shares subject thereto shall, unless the Plan shall have been terminated, return to the Plan and become available for future grant under the Plan.

                 SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

                 Each Option granted under the Plan shall be authorized by the Board and shall be evidenced by an Option Agreement, which shall state or incorporate by reference all other terms and conditions of the Plan including, without limitation, the following terms and conditions:


                 (a) Number of Shares. The Option Agreement shall state the number of Shares subject to the Option.

                 (b) Option Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Incentive Stock Option shall be stated in the Option Agreement and shall be no less than the Fair Market Value per share of the Common Stock on the date such Option is granted, without regard to any restriction other than a restriction that by its terms will never lapse; provided, however, that any Incentive Stock Option granted under this Plan to an Employee who, at the time such Option is granted, owns more than ten percent (10%) of the current total combined voting power of all classes of the capital stock of the Company, shall have an exercise price per Share of not less than one hundred ten percent (110%) of the Fair Market Value of the

Common Stock on the date such Option is granted. The per Share exercise price for the Shares to be issued pursuant to the exercise of a Non-Qualified Stock Option shall be stated in the Option Agreement and shall be determined by the Administrator.

                 (c) Consideration. The consideration to be paid for the Shares to be issued upon the exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash, check, promissory notes or any combination of such methods of payment, or such other consideration and method of payment permitted under any laws to which the Company is subject and which is approved by the Administrator. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In lieu of such forms of payment, the Optionee may, with the approval of the Administrator or if permitted under the terms of the Option Agreement relating to such Option, pay such purchase price in whole or in part by tendering to the Company shares of the Common Stock of the Company then owned by the Optionee (having been so owned for a continuous period of not less than six months) which shares shall be deemed to represent a consideration equal to their Fair Market Value as of the date of such exercise and payment.

                 If the consideration for the exercise of an Option is a promissory note, it may, in the discretion of the Administrator, be either full recourse or nonrecourse and shall bear interest at a per annum rate which is not less than the applicable federal rate determined in accordance with Section 1274(d) of the Code as of the date of exercise. In such an instance the Company may, in its sole discretion, retain the Shares purchased upon exercise of the Option in escrow as security for payment of the promissory note.

                 (d) Form of Option. The Option Agreement shall state whether the Option granted thereunder is intended to be an Incentive Stock Option or a Non-Qualified Stock Option and shall, subject to the terms of the Option Agreement, constitute a binding determination as to the form of Option granted thereunder.

                 (e)     Exercise of an Option.

                         (1)   Any Option awarded hereunder shall be
exercisable at such times and under such conditions as shall be set forth in the Option Agreement (as may be determined by the Administrator and as shall be permissible under the terms of the Plan), which may include performance criteria with respect to the Company and/or the Optionee.

                         (2)   An Option may not be exercised for a fraction
of a Share.

                         (3)   An Option may not be exercised after the date
of expiration of its term as shall be set forth in the Option Agreement.

                         (4)   An Option shall be deemed to have been
exercised when written notice of such exercise has been received by the Company at its principal executive office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option, and full payment for the Shares with respect to which the Option is to be exercised has been received by the Company, accompanied by an executed Stock Purchase and Restriction Agreement and any other agreements required by the Administrator or the terms of the Plan and/or Option Agreement. An Optionee shall have no right to vote or receive dividends and shall have no other rights as a shareholder with respect to the Shares, notwithstanding the exercise of the Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock Certificate evidencing such Shares. No adjustment shall be made for a dividend or other right for which the record date is prior to the date a stock Certificate with respect to the Shares is issued.

                         (5)   As soon as practicable after the proper
exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a Certificate or Certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the Certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

                         (6)   The exercise of an Option in any manner shall
result in a decrease in the number of Shares that thereafter may be available both for purposes of this Plan and for sale under the Option by the number of Shares as to which the Option is exercised.

                 (f)     Termination of Options.

                         (1)   Termination in General.  Unless sooner
terminated as provided in this Plan, each Option shall be exercisable for the period of time as shall be determined by the Administrator and set forth in the Option Agreement and shall be void and unexercisable thereafter.

                         (2)   Termination of Relationship with the Company.

                               (i)   Except as otherwise provided herein or by
the terms of an Option Agreement, upon the termination of the Optionee's employment or other relationship with the Company or a Subsidiary of the Company for any reason, Options exercisable on the date of termination of employment or such other relationship shall be exercisable by the Optionee (or in the case of the Optionee's death subsequent to termination of employment or such other relationship, by the Optionee's executor(s) or administrator(s)) for a period of three (3) months from the date of the Optionee's termination of employment or such other relationship and Options not exercisable on the date of such termination shall not be exercisable and shall terminate.

                               (ii)  Paragraph (1) of Section 6(h) shall
govern the treatment of Options upon the Disability in certain circumstances or death of an Optionee while in the employ of or while associated with the Company or a Subsidiary.

                         (3)   Agreement to Terminate.  Options may be
terminated at any time by agreement between the Company and the Optionee.

                 (g)     Other Provisions.

                         (1)   Notwithstanding any provision in this Plan or
an Option Agreement to the contrary, no Option granted to any Optionee under this Plan shall be treated as an Incentive Stock Option to the extent that such Option would cause the aggregate Fair Market Value of all Shares with respect to which Incentive Stock Options are exercisable by such Optionee for the first time during any calendar year (determined as of the date of grant of each such Option) to exceed $100,000. For purposes of determining whether an Incentive Stock Option granted to an Optionee would cause the aggregate Fair Market Value to exceed the $100,000 limitation, such Incentive Stock Options shall be taken into account in the order granted. For purposes of this subsection, Incentive Stock Options granted to an Optionee shall include all incentive stock options under all plans of the Company that are incentive stock option plans within the meaning of Section 422 of the Code. Options may be exercised in any order elected by the Optionee, whether or not the Optionee holds any unexercised Options under this Plan or any other plan of the Company.

                         (2)   Notwithstanding any other provision of this
Plan or an Option Agreement to the contrary, no Option shall be (A) granted under this Plan after ten (10) years from the date on which this Plan is adopted by the Board, or (B) exercisable more than ten (10) years from the date of grant; provided that if an Incentive Stock Option shall be granted under this Plan to any Employee who, at the time of the grant of such Option, owns stock possessing more than ten percent (10%) of the total combined voting power for all classes of the Company's capital stock, the foregoing clause (B) shall be deemed modified by substituting the term "five (5) years" for the term "ten
(10) years" that appears therein.

                 (h)     Vesting.

                         Except as provided in paragraph (2) of this
Section 6(h) or except if the Administrator decides to the contrary, any Option granted hereunder shall not be exercisable if the Optionee does not remain in the employ of the Company or of one or more of the Subsidiaries or remain associated with the Company or one or more of its Subsidiaries, as applicable, for a continuous period of six months from the date of grant. After expiration of a period of employment or association of six months from the date of grant, the Optionee shall have a right to exercise Options in accordance with the following schedule:

                                                                PERCENTAGE OF TOTAL SHARES
PERIOD OF CONTINUOUS EMPLOYMENT OR                                    SUBJECT TO OPTION
ASSOCIATION AFTER DATE OF GRANT OF OPTION                        WHICH MAY BE EXERCISED
------------------------------------------                       --------------------------
Six months after Date of Grant to one year after Date of Grant          5%

One year after Date of Grant                                            10%

Two years after Date of Grant                                           20%

Three years after Date of Grant                                         25%

Four years after Date of Grant                                          40%


                          Notwithstanding the foregoing exercise schedule, if
the Optionee has remained in the employ of or associated with the Company or of one or more of the Subsidiaries for a period of six or more months from the date of this grant and either (a) dies while employed by or associated with the Company or one of its Subsidiaries, or (b) retires or terminates the association prior to attaining age sixty (60) by reason of Disability, the Optionee (or, in the event of his death, the personal representative of the Optionee's estate, or the Optionee's heirs or beneficiaries) shall be eligible to exercise all of the Optionee's outstanding Options under the grant, provided such exercise occurs within six (6) months following the date of such retirement or termination of association for Disability or within twelve (12) months following the date of the Optionee's death, whichever is applicable. Notwithstanding the foregoing exercise schedule, if the Optionee has remained in the employ of or associated with the Company or one or more of the Subsidiaries for a period of six or more months from the date of the grant and retires or terminates the association upon attainment of age sixty (60) or thereafter with outstanding Options granted to the Optionee, the Optionee shall be eligible to exercise all outstanding Options under the grant, provided such exercise occurs within three (3) months following the date of the Optionee's retirement or termination of the association.

                  SECTION 7.  FAIR MARKET VALUE OF COMMON STOCK.

                  The Fair Market Value of a Share of Common Stock, as of any date, shall be determined as follows:

                 (a) In the event that shares of Common Stock are traded in the over-the-counter market, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for a share of Common Stock on the relevant valuation date as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ Stock Market) as applicable or, if there is no trading on such date, on the next preceding date on which there were reported share prices. In the event shares of Common Stock are listed on a national or regional securities exchange or traded through the NASDAQ National Market, the Fair Market Value of a share of Common Stock shall be the closing price for a share of Common Stock on the principal exchange or on the Nasdaq National Market, as reported in The Wall Street Journal on the relevant valuation date, or if there is no trading on that date, on the next preceding date on which there were reported share prices.

                 (b) In the absence of an established market for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined by the Board in its sole discretion.

                 SECTION 8.  ADJUSTMENTS.


                 (a) Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, and the price per Share of the Common Stock covered by an Option will each be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations or automatic conversion of shares of one class of stock to those of another by operation of the terms of such stock.
Such adjustment shall be made by the Board whose determination in that respect will be final, binding and conclusive. Except as provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an Option.

                 (b) No Fractional Shares. No fractional Shares shall be issuable on account of any action aforesaid, and the aggregate number of Shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the number of whole Shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip Certificates in respect to any fractional Shares, which scrip Certificates shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

                 SECTION 9.  RIGHTS AS A SHAREHOLDER.

                 An Optionee shall have no rights as a shareholder of the Company and shall not have the right to vote nor receive dividends with respect to any Shares subject to an Option until such Option has been exercised and a stock Certificate with respect to the Shares purchased upon such exercise of the Option has been issued to Optionee as set forth in Section 6(e)(4) and (5) hereof.

                 SECTION 10. FORFEITURE.

                 Notwithstanding any other provision of this Plan, if an Optionee's employment or consulting relationship with the Company or a Subsidiary of the Company (as the case may be) is terminated by the Company or a Subsidiary and the Board makes a determination that the Optionee (a) has engaged in any type of disloyalty to the Company or Subsidiary that is materially damaging, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of Optionee's employment or consulting relationship, (b) has been convicted of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company or Subsidiary, (c) has made an unauthorized disclosure of trade secrets or confidential information of the Company or a Subsidiary, or (d) has breached any confidentiality agreement or non-competition agreement with the Company or Subsidiary in any material respect, then, at the election of the Board, all unexercised Options held by the Optionee (whether or not then exercisable) shall terminate. In the event of such an election by the Board, in addition to immediate termination of all unexercised Options, the Optionee shall forfeit all Shares for which the Company has not yet delivered stock Certificates to the Optionee and the Company shall refund to the Optionee the exercise price paid to it upon exercise of the Option with respect to such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of stock Certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

                 SECTION 11. TIME OF GRANTING OPTIONS.

                 The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination to grant the Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

                 SECTION 12. MODIFICATION, EXTENSION, RENEWAL OF OPTION.

                 Subject to the terms and conditions of the Plan, the Board may modify, extend or renew an Option, or accept the surrender of an Option (to the extent not theretofore exercised); provided that no Incentive Stock Option may be modified, extended or renewed if such action would cause such Option to cease to be an incentive stock option within the meaning of Section 422 of the Code.

                 SECTION 13. TRANSFERABILITY.

                 No Option may be sold, pledged, assigned, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, his or her Options shall be exercisable only by the Optionee, or, in the event of his or her legal incapacity or Disability, by the legal guardian or representative of the Optionee.

                 SECTION 14. POWER OF BOARD IF CHANGE OF CONTROL.

                 Notwithstanding anything to the contrary set forth in this Plan, in the event of a Change of Control, the Board shall have the authority, in its discretion, to accelerate the vesting of all unmatured Options and to accelerate the expiration date of all Options, whether or not matured. In addition, in the event of a Change of Control of the Company by reason of a merger, consolidation or tax free reorganization or sale of all or substantially all of the assets of the Company, the Board shall have the authority, in its discretion, to terminate this Plan and to (a) exchange all Options for options to purchase common stock in the successor corporation or
(b) distribute to each Optionee cash and/or other property in an amount equal to and in the same form as the Optionee would have received from the successor corporation if the Optionee had owned the Shares subject to the Option rather than the Option at the time of the Change of Control, provided that any such amount paid to an Optionee shall reflect the deduction of the exercise price the Optionee would have paid to purchase such Shares. The form of payment or distribution to the Optionee pursuant to this Section shall be determined by the Board.

                 SECTION 15. AMENDMENT OR TERMINATION OF THE PLAN.

                 Insofar as permitted by law and the Plan, the Board may at any time suspend, terminate, discontinue, alter or amend the Plan in any respect whatsoever; provided, however, that without prior approval of at least a majority of the shareholders entitled to vote thereon, no such revision or amendment may increase the aggregate number of Shares for which Options may be granted hereunder or change the designation of the class of Employees eligible to receive Options. Any other provision of this Section notwithstanding, the Board specifically is authorized to adopt any amendment to this Plan deemed by the Board to be necessary or advisable to assure that the Incentive Stock Options or the Non-Qualified Stock Options available under the Plan continue to be treated as such, respectively, under all applicable laws.

                 SECTION 16. APPLICATION OF FUNDS.

                 The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options shall be used for general corporate purposes.

                 SECTION 17. NO OBLIGATION TO EXERCISE OPTION.

                 The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

                 SECTION 18. APPROVAL OF SHAREHOLDERS.

                 This Plan shall become effective on the date that it is adopted by the Board; provided that it shall become limited to a non- qualified stock option plan if it is not approved by the shareholders of a majority of the Company's outstanding voting stock within one year (365 days) of its adoption by the Board. The Board may grant Options hereunder prior to approval of the Plan, or any material amendments thereto, by the holders of a majority of the Company's outstanding voting stock; provided that any and all Options so granted shall be converted into non-qualified stock options if the Plan, or a material amendment, is not approved by such shareholders within 365 days of its adoption or material amendment.

                 SECTION 19. CONDITIONS UPON ISSUANCE OF SHARES.


                 (a) Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon the exercise thereof.

                 (b) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 (c) As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement with, and/or may require the person exercising such Option to make any representation and/or warranty to, the Company as may be, in the judgment of counsel to the Company, required under applicable law or regulation, including but not limited to, a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is appropriate under any of the aforementioned relevant provisions of law.

                 SECTION 20. RESERVATION OF SHARES.

                 (a) Subject to the effectiveness of the Charter Amendment, the Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                 (b) The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                 SECTION 21. OTHER AGREEMENTS.

                 Options shall be evidenced by an Option Agreement in such form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which Option Agreement shall evidence and reflect the terms and conditions of an Option as set forth in Section 6 hereof. Upon exercise of an Option, the Optionee shall execute and deliver to the Company a Stock Purchase and Restriction Agreement in such form or forms as the Board shall approve from time to time, if the Board so requires that execution. The Administrator may, from time to time, require such other agreements in connection with the Option as it, in its sole discretion, deems advisable. The Option Agreement and the Stock Purchase and Restriction Agreement and any other agreement required by the Plan or the Option Agreement, as determined by the Board, may contain such other provisions as the Board in its discretion deems advisable and that are not inconsistent with the provisions of this Plan, including, without limitation, restrictions upon or conditions precedent to the exercise of the Option.

                 SECTION 22. TAXES, FEES, EXPENSES AND WITHHOLDING.


                 (a) The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of an Option and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will, from time to time, use its best efforts to comply with all laws and regulations that, in the opinion of counsel for the Company, shall be applicable thereto.

                 (b) The granting of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee (or such other person entitled herein to exercise the Option), as a condition to the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal, state and local law.

                 SECTION 23. NOTICES.

                 Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to an Optionee shall be delivered personally or addressed to the Optionee at the address given beneath the signature of the Optionee on his or her Option Agreement, or at such other address as such Optionee or his or her permitted transferee (upon the transfer of the Shares) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each permitted transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

                 SECTION 24. NO ENLARGEMENT OF EMPLOYEE RIGHTS.

                 This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee or Consultant, or to be consideration for or a condition of the employment or service of any Employee or Consultant as the case may be. Nothing contained in this Plan shall be deemed to give any Employee or Consultant the right to be retained in the employ or service of the Company, or to interfere with the right of the Company or a Subsidiary to discharge or retire any Employee or Consultant thereof at any time. No Employee or Consultant shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such Employee or Consultant, and upon such grant such Employee shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

                 SECTION 25. INFORMATION TO OPTIONEES.

                 The Company, upon request, shall provide without charge to each Optionee copies of such annual and periodic reports as are provided by the Company to its shareholders generally.

                 SECTION 26. AVAILABILITY OF PLAN.

                 A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown to any eligible person making reasonable inquiry concerning it.

                 SECTION 27. INVALID PROVISIONS.

                 In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

                 SECTION 28. APPLICABLE LAW.

                 This Plan shall be governed by and construed in accordance with the laws of the State of Michigan.

                 SECTION 29. BOARD ACTION.

                 Notwithstanding anything to the contrary set forth in this Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with this Plan and any agreements, instruments, documents, Certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, shall be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain shareholders of the Company or other persons required pursuant to (a) the Company's Articles of Incorporation (as the same may be amended and/or restated from time to time), (b) the Company's Bylaws (as the same may be amended and/or restated from time to time), and (c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its shareholders or other persons (as the same may be amended from time to time).

                 SECTION 30. INDEMNIFICATION.

                 Each Person who is or shall have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against expenses actually and necessarily incurred by him, as and when such expenses are incurred, in connection with the defense of any claim, action, suit or proceeding in which he may be or become a party or any governmental investigation by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment or civil penalty in any such action, suit or proceeding, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for a breach of his duty of loyalty to the Company or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, a violation of Section 551(1) of the Michigan Business Corporation Act, or a transaction from which he derived an improper personal benefit and to such matters as shall be settled by agreement predicated on the existence of such liability; subject, however, to the condition that upon the institution of any claim, action, investigation, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

                 Each member of the Board or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of this Plan by any appropriate person or persons other that himself. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of the Company be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

  [ ]    PLEASE MARK VOTES
         AS IN THIS EXAMPLE

---------------------------------------
          CODE-ALARM, INC.
---------------------------------------


Mark box at right if an address change          [ ]
or comment has been noted on the reverse side of this card.

RECORD DATE SHARES:



Please be sure to sign and date this Proxy. ---------
                                              Date

---------------------            --------------------
Shareholder sign here            Co-owner sign here


Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the Proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.

1. ELECTION OF DIRECTORS:
                                    FOR      WITH-   FOR ALL
                                             HOLD    EXCEPT
         KENNETH M. MUELLER         [ ]      [ ]      [ ]

         MARSHALL J. MUELLER        [ ]      [ ]      [ ]

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee.

2. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 20 MILLION.
                                    FOR      WITH-    FOR ALL
                                             HOLD     EXCEPT
                                    [ ]      [ ]      [ ]

                                    [ ]      [ ]      [ ]


3. PROPOSAL TO APPROVE THE 1998 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN.
                                    FOR      WITH-    FOR ALL
                                             HOLD     EXCEPT

                                    [ ]      [ ]      [ ]

                                    [ ]      [ ]      [ ]


4. RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC
   ACCOUNTANTS.
                                    FOR      WITH-    FOR ALL
                                             HOLD     EXCEPT

                                    [ ]      [ ]      [ ]

                                    [ ]      [ ]      [ ]

Proposal to ratify the appointment of Deloitte & Touche LLP as independent certified public accountants to audit the books and records of the Company for the year ending December 31, 1998.

5. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                CODE-ALARM, INC.

 This Proxy is Solicited on Behalf of the Board of Directors of Code-Alarm, Inc.


The undersigned shareholder of CODE-ALARM, INC. (the "Company") hereby appoints William S. Pickett, Jack D. Rutherford and Alan H. Foster, or any one of them, Proxies, with full power of substitution, to vote all Common Stock of the Company standing in the name of the undersigned at the 1998 Annual Meeting of Shareholders of the Company to be held at the Northfield Hilton, Troy, Michigan, on Tuesday, May 19, 1998, at 10:00 a.m., and at any adjournment thereof, hereby ratifying all that said Proxies or their substitutes may do by virtue hereof; and the undersigned authorizes and instructs said Proxies to vote as indicated on the reverse side, revoking any proxies heretofore given.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE THIS PROXY FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN ITEM 1, FOR THE APPROVAL OF ITEM 2, ITEM 3, AND ITEM 4, AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 5. THE UNDERSIGNED RATIFIES ALL THAT THE PROXIES OR ANY ONE OF THEM OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF AND REVOKES ALL PRIOR PROXIES.

Receipt of the Notice of said Meeting and the Proxy Statement and Annual Report of the Company for the year ended December 31, 1997 accompanying this Proxy is hereby acknowledged.


--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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